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                                                       EXHIBIT 24
                                                       ----------

                        POWER OF ATTORNEY


     The undersigned officers and directors of Evans, Inc. (the "Corporation") hereby appoint Patrick J. Regan and Samuel B. Garber, and each of them, as their true and lawful attorneys-in-fact, with full power for and on their behalf to execute, in their names and capacities as officers and directors of the Corporation, and to file with the Securities and Exchange Commission on behalf of the Corporation under the Securities Act of 1933, as amended, any and all Registration Statements (including any and all amendments or post-effective amendments thereto) relating to the Corporation's 1994 Stock Option Program.

     This Power of Attorney automatically ends as to each appointee upon the termination of his service with the Corporation.

     In witness whereof, the undersigned have executed this Power of Attorney on September 25, 1997.



David B. Meltzer               Patrick J. Regan
----------------               ----------------
David B. Meltzer               Patrick J. Regan


William E. Koziel              Dennis Bookshester
-----------------              ------------------
William E. Koziel              Dennis Bookshester


Edmond D. Cicala               Gwendolyn L. Stanback
----------------               ---------------------
Edmond D. Cicala               Gwendolyn L. Stanback


Harold Sussman                 Ernest R. Wish
--------------                 --------------
Harold Sussman                 Ernest R. Wish

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